UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2020
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 8.01    Other Events.
As disclosed in Carter Validus Mission Critical REIT II, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 4, 2019, the board of directors of the Company (the “Board”) approved and adopted the Share Repurchase Program (the “SRP”), which applied beginning with repurchases made on the first quarter repurchase date of 2020, or approximately January 30, 2020.
During any calendar year, the Company will not repurchase in excess of 5.0% of the number of shares outstanding on December 31st of the previous calendar year. Further, the Company limits the amount of distribution reinvestment plan ("DRIP") proceeds used to fund share repurchases in each quarter to 25% of the amount of DRIP proceeds received during the during the previous calendar year.
Valid repurchase requests are honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). The Company limits the number of shares repurchased each quarter pursuant to the SRP as follows:

•	on the first quarter Repurchase Date, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the second quarter Repurchase Date, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the third quarter Repurchase Date, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year; and

•	on the fourth quarter Repurchase Date, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year.
The Company determined that it reached the DRIP funding limitation for the 2020 first quarter Repurchase Date. Consequently, all repurchase requests will not be fully processed for such Repurchase Date. Therefore, properly submitted repurchase requests that the Company received by December 31, 2019, were repurchased in accordance with the SRP as follows (unless they were below the SRP’s account minimum threshold of $2,000, in which case they were repurchased in full): (i) first, pro rata as to repurchases upon the death or qualifying disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrated, in the discretion of the Board, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests. Repurchases of shares received by the Company during the prorated period within categories (i) and (ii) above were repurchased in full. There were no repurchases of shares received by the Company within category (iii) above. Repurchase of shares received by the Company within category (iv) above were repurchased based on a proration of approximately 11.03% of the shares made in the requests.
All outstanding repurchase requests will automatically roll over to the 2020 second quarter Repurchase Date and priority will be given to the repurchase requests as provided above. A stockholder or his or her estate, heir or beneficiary, as applicable, may withdraw a repurchase request in whole or in part at any time up to 15 days prior to the next quarter Repurchase Date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

January 31, 2020	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer